UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: September 7, 2006

MEXORO MINERALS LTD.

(formerly SUNBURST ACQUISITIONS IV, INC.)

 (Exact name of registrant as specified in its charter)

Colorado	0-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

609 Granville Street, Suite 880 Vancouver, B.C. Canada	V7Y 1G5
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  800-661-7830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02  Non-Reliance on Previously Issued Financial Statements

On or around July 10, 2006, Management has determined that, in the year ending February 28, 2005, previous management used a nominal value to record the issuance of 860,000 shares of common stock (43,000,000 pre-split) pursuant to a share exchange agreement, and 120,000 options (6,000,000 pre-split) issued as finders fees with respect to the share exchange agreement. Current management believes that a fair value should have been used and has restated each of these amounts. Management has also determined that in the year ending February 28, 2005, the Company should have recorded a beneficial conversion feature on convertible debentures that included conversion to common shares, warrants and additional investment rights. Management has also reclassified stock-based compensation expense from general and administrative to stock-based compensation.

In the year ending February 28, 2006, management has corrected a calculation error in the recording of a beneficial conversion feature on warrants issued with the convertible debentures. Management has also reclassified accrued interest from promissory notes to accounts payable and accrued interest.

Management has accordingly restated the Company’s financial statements as at February 28, 2006 and 2005 and for the years ended February 28, 2006 and 2005.

Management has discussed with the Company’s independent auditors the matters disclosed in this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MEXORO MINERALS, LTD.

By: /s/ Robert Knight

Robert Knight, President and Director

September 7, 2006

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